Exhibit 10.45

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Amendment”), made and entered into as of the 25th date of January, 2016, by and between Paragon Centre Holdings, LLC, a Kentucky limited liability company (“Landlord”) and Texas Roadhouse Holdings LLC, a Kentucky limited liability company (“Tenant”);

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into that certain Lease dated December 11, 2012, as amended pursuant to that certain First Amendment to Lease dated January 10, 2013, and that certain Second Amendment to Lease dated February 11, 2015  (collectively, the “Lease); and

WHEREAS, Tenant desires to lease additional space known as Suites 420 and 430 in One Paragon Centre for a total of 3,566 in additional square feet of rentable space; and

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereby agree as follows:

1.

Landlord agrees to lease and Tenant agrees to accept in its "AS IS WHERE IS" condition, Suites 420 and 430 in One Paragon Centre deemed to be 2,136 and 1,430 square feet of rentable space, respectively. Paragraph 2.1 of the Lease shall be amended to include Suites 420 as of June 1, 2016, and 430 as of February 1, 2016 as a part of the Premises and the total rentable square footage of the Premises shall be amended to 10,731 square feet effective February 1, 2016 and 12,867 square feet effective June  1, 2016. The term for Suites 420 and 430 shall be coterminous with the remainder of the Premises. Paragraph 2.2 of the Lease is hereby amended to state that Tenant's obligation to pay Base Rent and Tenant's Prorata Share of Operating Expenses commences for Suite 430 on February 1, 2016 and for Suite 420 on June 1, 2016.

2.

Landlord and Tenant agree that the Base Rent for Suite 430 will be at the rate of $21.50 per square foot as of February 1, 2016,  and the Base Rent for Suite 420 will be at the rate of $21.50 per square foot as of June 1, 2016, and shall thereafter be increased by 3% as of the dates provided for in Section 3.1 of the Lease.

3.

Landlord and Tenant agree that Section 11.13 of the Lease shall amended to state that Tenant’s occupancy of the Premises shall include the use of up to forty-two (42) parking spaces as of February 1, 2016 and up to fifty one (51)

parking spaces as of June 1, 2016, (based on a ratio of 4.0 parking spaces per 1,000 rentable square feet) which shall be used in common with other tenants, invitees and visitors of the Building.

4.

With respect to Suites 420 and 430 only, Exhibit C, Section 1(a) shall be amended to state that Tenant shall have the option (the “Extension Option”) to extend the Term for Suites 420 and 430 for six (6) additional periods of one (1) year each (the “One Year Options”), and thereafter one (1) additional period of six (6) years (the “Six Year Option,” and, together with the One Year Options, each, an “Extension Period”), which Extension Period shall commence upon the expiration of the initial Term or the prior Extension Period, as applicable, upon the same terms and conditions of this Lease, except that the Base Rent shall increase annually by three percent (3%).  With respect to the One Year Options, Tenant shall be required to provide written notice of its intention to exercise any available option no later than thirty (30) days prior to the end of the then-current Term.  With respect to the Six Year Option, Tenant shall be required to provide written notice of its intention to exercise such option no later than ninety (90) days prior to the end of the then-current Term.

5.	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

6.	This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control as to the subject matter covered herein.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the date and year first above written.

LANDLORD:		TENANT:

PARAGON CENTRE HOLDINGS, LLC,		TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company		a Kentucky limited liability company

		By:	Texas Roadhouse, Inc., a Delaware
corporation, its Manager

By:	/s/ David W. Nicklies	By:	/s/ Celia Catlett
	David W. Nicklies, Manager		Celia Catlett, General Counsel